 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-253827
Comtech Telecommunications Corp.
1,381,567 Shares

Common Stock

This prospectus relates to shares of Common Stock of Comtech Telecommunications Corp. that may be sold by the Selling Stockholder identified in this prospectus from time to time. The shares of Common Stock offered under this prospectus by the Selling Stockholder were initially issued in connection with our acquisition of all the issued and outstanding stock of UHP Networks, Inc. (“UHP”) on March 2, 2021 (the “Acquisition”) pursuant to the Stock Purchase Agreement, as amended (the “SPA”). We are registering the offer and sale of the shares to satisfy certain covenants pursuant to the SPA relating to the acquisition. We will not receive any of the proceeds from the sale of the shares hereunder.
The Selling Stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell his shares of Common Stock in the section titled “Plan of Distribution.” We will pay certain expenses incurred in registering the shares.
Our Common Stock is listed on the Nasdaq Global Select Market under the trading symbol “CMTL.” The last reported sale price on March 15, 2021, was $28.22 per share.
Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 3 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 15, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings. To the extent we file any prospectus supplements, such prospectus supplements may add, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We and the Selling Stockholder have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the incorporated documents is only accurate as of the respective dates of such documents, regardless of the time of delivery of this prospectus or of any sale of the Common Stock.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Comtech,” “we,” “us,” “our,” “our Company” or “the Company” refer to Comtech Telecommunications Corp. and its subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, the financial statements and the other documents incorporated herein by reference.
We are a leading provider of advanced communications solutions for both commercial and government customers worldwide. Our solutions fulfill our customers’ needs for secure wireless communications in some of the most demanding environments, including those where traditional communications are unavailable or cost-prohibitive, and in mission-critical and other scenarios where performance is crucial.
We manage our business through two reportable operating segments:
•
Commercial Solutions — offers satellite ground station technologies (such as modems and amplifiers) and public safety and location technologies (such as 911 call routing, 911 call handling and mapping solutions) to commercial customers and smaller government customers, such as state and local governments. This segment also serves certain large government customers (including the U.S. government) that have requirements for off-the-shelf commercial equipment.

•
Government Solutions — provides mission-critical technologies (such as tactical satellite-based networks and ongoing support for complicated communication networks) and high-performance transmission technologies (such as troposcatter systems and solid-state, high-power amplifiers) to large government end-users (including those of foreign countries), large international customers and domestic prime contractors.

Our principal executive offices are located at 68 South Service Road, Suite 230, Melville, NY 11747 and our telephone number is (631) 962-7000. We maintain a web site at www.comtechtel.com. The information on, or accessible through, our web site is not part of this prospectus.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2020 and January 31, 2021, which are incorporated by reference into this prospectus, together with any additional disclosures under similar headings in any supplement to this prospectus or in other documents which are incorporated by reference into this prospectus, or in any amendment to the registration statement of which this prospectus is a part, before you decide to purchase our Common Stock. If any of these possible adverse events actually occurs, we may be unable to conduct our business as currently planned and our financial condition and operating results could be harmed. In addition, the trading price of our Common Stock could decline due to the occurrence of any of these risks, and you may lose all or a part of your investment. Please see “Forward-Looking Statements” and “Where You Can Find More Information; Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions and projections. Any statements contained or incorporated by reference in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” the negative of these terms, or other similar words or comparable terminology. All statements in this prospectus, other than statements of historical fact, are forward-looking information. Forward-looking statements are subject to change and may be affected by risks and uncertainties and other factors, most of which are difficult to predict and are generally beyond our control.
Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.
We caution you that a number of important factors could cause our business outlook, actual financial condition or results to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus and the risks described in our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended July 31, 2020.
It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements.

USE OF PROCEEDS
We will not receive any of the proceeds from the offer and sale of shares of our Common Stock in this offering. The Selling Stockholder will receive all of the proceeds from the sale of any shares sold under this prospectus.

SELLING STOCKHOLDER
On March 2, 2021, we completed our acquisition of UHP pursuant to the SPA, which was initially entered into on November 14, 2019 and subsequently amended through the date of the Acquisition. In connection with the closing of the Acquisition, we issued 1,026,567 shares of our Common Stock (the “Shares”) to Mr. Oleg Timoshenko (the “Selling Stockholder”) on March 2, 2021 in a private placement exempt from registration by Section 4(a)(2) of the Securities Act. In addition, we may issue up to an additional 355,000 shares (the ‘‘Earn-Out Shares’’) to the Selling Stockholder if we elect to settle all or part of any future earn-out obligations to him with shares of Common Stock pursuant to the registration statement of which this prospectus forms a part.
We agreed to file the registration statement of which this prospectus forms a part and to use our commercially reasonable efforts to keep the registration statement continuously effective until the earlier of (A) the third anniversary of the Closing Date and (B) the date on which all Shares and Earn-Out Shares held by Selling Stockholder may be sold under Rule 144 of the Securities Act without the registration statement being in effect.
The following table sets forth information regarding the beneficial ownership of the Selling Stockholder as of the date hereof, including the name of the Selling Stockholder, the number and percentage of shares of our Common Stock beneficially owned by the Selling Stockholder and the number of shares and percentage of shares beneficially owned by the Selling Stockholder after completion of the sale of the maximum number of Shares that may be offered under this prospectus by such Selling Stockholder. The Selling Stockholder may, from time to time, offer and sell pursuant to this prospectus any or all of the Shares registered for his account, and thus we cannot state with certainty the amount of shares that the Selling Stockholder will hold upon consummation of any such sales. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Common Stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentage of shares beneficially owned prior to the offering is based on 25,026,660 shares of our Common Stock outstanding as of January 31, 2021. The information in the following table is based on the Selling Stockholder’s representations to us regarding his ownership as of the date of this prospectus.
	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Number	Percent		Number	Percent
Oleg Timoshenko(1)	1,026,567	4.1%	1,026,567	—	—

(1)
Does not include 355,000 shares that we may issue to the Selling Stockholder if we elect to settle all or part of any future earn-out obligations to him with shares of Common Stock pursuant to the registration statement of which this prospectus forms a part.

Additional Relationships and Transactions with Selling Stockholder
Pursuant to the SPA, we issued to the Selling Stockholder 1,026,567 shares of our Common Stock, a portion of which are being held in escrow under the SPA. As described in the section above, if the Selling Stockholder is entitled in the future to an earn-out payment under the SPA, we may elect to make that payment in cash, shares of our Common Stock, or a combination of cash and shares.

DESCRIPTION OF CAPITAL STOCK
The following description is intended as a summary of our restated certificate of incorporation (which we refer to as our “charter”) and our third amended and restated by-laws (which we refer to as our “by-laws”) and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and amended and restated by-laws.
General
Our charter authorizes 100,000,000 shares of Common Stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $0.10 per value per share.
Common Stock
Common Stock Outstanding.   As of January 31, 2021, we had 25,026,660 shares of our Common Stock issued and outstanding.
Voting Rights.   Each holder of our Common Stock is entitled to one vote for each share of Common Stock on all matters submitted to a vote of stockholders.
Dividend Rights.   Holders of our Common Stock are entitled to receive, as and when declared by our board of directors, dividends payable either in cash or in property, including securities of our Company, out of assets of our Company that are legally available therefor.
Rights upon Liquidation.   Holders of our Common Stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of our Company, in all remaining assets available for distribution to stockholders after payment of or provision for our liabilities and the liquidation preference of any our outstanding preferred stock.
Preemptive Rights.   Holders of our Common Stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.
Preferred Stock
Preferred Stock.   As of January 31, 2021, no shares of our preferred stock were issued and outstanding. We have designated 200,000 shares of our preferred stock as Series A Junior Participating Cumulative Preferred Stock, none of which are outstanding.
Blank Check Preferred Stock.   Under our restated certificate of incorporation, our board of directors has the authority, without stockholder approval, to designate one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, restrictions and limitations of any such series, including the number of shares constituting any such series and the designation of such series, dividend rights, voting rights, the rights and terms of conversion, the rights and terms of redemption, the terms of any sinking fund, retirement fund or purchase fund to be provided with such series and liquidation preferences. Acting under this authority, our board of directors could designate and issue a series of preferred stock with preferences, rights, privileges, qualifications, restrictions or limitations, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our Common Stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of the Company without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Our Board of Directors
Our Board of Directors is divided into three classes, with each class holding office for staggered three-year terms. The classification of directors may have the effect of making it more difficult for our stockholders to change the composition of the Board of Directors in a relatively short period of time. In addition, the classified board provision could have the effect of discouraging a third party from attempting to gain control of us, even though such an attempt might be beneficial to us and our stockholders. Accordingly, the classified board provision, if effective, could delay, defer or prevent a change in control of our company.
Certain Provisions of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, an anti-takeover law. In general, this statute provides that, except in certain limited circumstances, a corporation shall not engage in any “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, for purposes of Section 203 of the DGCL, an “interested stockholder” is a person who, together with affiliates, owns, or within three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of our Company.
Liability of Directors and Officers
As permitted by Delaware law, our charter contains a provision that eliminates the personal liability of the directors to us and our stockholders for monetary damages for breaches of fiduciary duties as directors, except that such provision does not apply to any breach that involves:
•
a breach of a director’s duty of loyalty to our company;

•
any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•
a transaction from which the director derives an improper personal benefit; or

•
the payment of dividends or the approval of stock repurchases or redemptions that are unlawful under the DGCL.

Our by-laws provide that we shall indemnify (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was illegal, and (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our name to procure a judgment in its favor by reason of the fact that he or she is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Stock Exchange Listing
Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “CMTL.”
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our Common Stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholder to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•
directly by the Selling Stockholder, or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker dealer, nor would he otherwise be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholder.
The Shares may be sold in one or more transactions at:
•
fixed prices;

•
prevailing market prices at the time of sale;

•
prices related to such prevailing market prices;

•
varying prices determined at the time of sale; or

•
negotiated prices.

These sales may be effected in one or more transactions:
•
on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•
in the over-the-counter market;

•
in transactions other than on such exchanges or services or in the over-the-counter market;

•
through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•
through the settlement of short sales;

•
through any other method permitted by applicable law; or

•
through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:
•
engage in short sales of the Shares in the course of hedging their positions;

•
sell the Shares short and deliver the Shares to close out short positions;

•
loan or pledge the Shares to broker-dealers or other financial institutions that in turn may sell the Shares;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Shares, which the broker-dealer or other financial institution may resell under the prospectus; or

•
enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of Shares by a broker-dealer, financial institution or the Selling Stockholder would involve the sale of such Shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of Shares, a broker-dealer, financial institution or the Selling Stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or Selling Stockholder may consider, among other things, the price of shares available for purchase in the open market.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Shares by the Selling Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Stockholder for the sale of any Shares being offered under this prospectus.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “CMTL.”
The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification.
The Selling Stockholder and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We have agreed to pay certain of the expenses incidental to the registration of the Shares, including the payment of federal securities law registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the Shares.

LEGAL MATTERS
The validity of the Common Stock being offered by this prospectus has been passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Comtech Telecommunications Corp.’s Annual Report on Form 10-K for the year ended July 31, 2020, and the effectiveness of Comtech Telecommunications Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our Common Stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our Common Stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of other documents (other than the SPA), in each instance, the statement is qualified in all respects by the complete text of the document, a copy of which has been filed as an exhibit to the registration statement.
We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended July 31, 2020, filed with the SEC on September 29, 2020;

•
the portions of the Definitive Proxy Statement on Schedule 14A for the fiscal 2020 annual meeting of stockholders filed on November 18, 2020 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended July 31, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2020, filed with the SEC on December 9, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2021, filed with the SEC on March 11, 2021;

•
our Current Reports on Form 8-K filed with the SEC on August 3, 2020, September 17, 2020, October 5, 2020, November 30, 2020, December 8, 2020, December 30, 2020 and March 3, 2021; and

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, File No. 000-07928, as updated by Exhibit 4.(A) to our Annual Report on Form 10-K for the year ended

July 31, 2020, filed with the SEC on September 29, 2020, and including any amendment or report filed for the purpose of updating such description.
All reports and other documents we subsequently file (but not that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Comtech Telecommunications Corp.
68 South Service Road, Suite 230,
Melville, NY, 11747
(631) 962-7000
Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.